    FLOTEK WELCOMES MICHAEL FUCCI TO BOARD OF DIRECTORS

HOUSTON, November 12, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) welcomes Michael Fucci to its Board of Directors.

Fucci joins Flotek’s board following nearly 40 years as a senior leader and practitioner at Deloitte, where his strategic vision, operational expertise, and human capital thought-leadership helped build the firm into a premier professional services firm. From 2015 until 2019, Fucci served as Executive Chairman of Deloitte U.S. LLP, and subsequently assumed the role of Chairman Emeritus. During this time, he also served on the Global Board of Directors of Deloitte, where he was a member of the Global Governance and Compensation & Evaluation committees. Prior to his role as Chairman, Fucci served as Chief Operating Officer of Deloitte Consulting, and led the Human Capital Practice to transformative growth.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: “Flotek is incredibly fortunate to attract and welcome Mike Fucci to our board. Mike is a recognized leader in driving strategies related to diversity and inclusion, business transformation and succession management that deliver greater value for shareholders for the world’s leading businesses. Flotek’s goal of achieving high-margin growth and value for all of our stakeholders starts with our people and our culture, and I look forward to Mike contributing to Flotek’s continued transformation.”

Fucci said, “I am honored to join the board of Flotek. I am looking forward to working with John Gibson and this incredibly innovative team to contribute to the growth of this important business.”

Fucci began his career in Deloitte’s New York Actuarial, Benefits, and Compensation practice, specializing in health care merger integration. In his time with the firm, he built Deloitte’s Human Capital Practice into the industry’s gold standard and a major profit center for the firm. His innovative thinking on issues around leadership development, diversity and inclusion, and HR transformation made Deloitte the largest human capital practice in the world today. His expertise around aligning compensation with shareholder interests has been critical to realizing the human capital needs of some of the world’s most recognizable companies. Fucci’s past recognitions include being named Consulting magazine’s 2008 “Top 25 Consultants” list for his work with clients and leadership excellence. He is a frequent author and speaker on issues related to increasing women and diversity on boards and the advancement of under-represented minorities. He attended Montclair State University in New Jersey, where he earned a Bachelor of Science in mathematics.

About Flotek
Flotek Industries, Inc. is a technology-driven, specialty chemistry and data company that serves customers across industrial, commercial and consumer markets. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality sanitizers and disinfectants for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.  Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Contact:
Danielle Allen
Senior Vice President, Chief of Staff
E: DAllen@flotekind.com
P: (713) 726-5322

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